UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 14, 2009
MGIC Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)
Wisconsin

(State or Other Jurisdiction of Incorporation)

1-10816	39-1486475

(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202

(Address of Principal Executive Offices)	(Zip Code)
(414) 347-6480

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     The Company issued a press release on October 16, 2009 announcing its results of operations for the quarter ended September 30, 2009 and certain other information. The press release is furnished as Exhibit 99.1.
Item 8.01. Other Events
     Mortgage Guaranty Insurance Corporation (“MGIC”) is the principal mortgage insurance subsidiary of MGIC Investment Corporation (“Investment”). For some time, we have been working to implement a plan to write new mortgage insurance in MGIC Indemnity Corporation (“MIC”), a wholly owned subsidiary of MGIC. This plan is driven by our belief that in the future MGIC will not meet regulatory capital requirements in Wisconsin (which would prevent MGIC from writing new business anywhere) or in certain jurisdictions (which would prevent MGIC from writing new business in the particular jurisdiction) and may not be able to obtain appropriate waivers of these requirements. In addition to Wisconsin, these capital requirements are present in 16 jurisdictions while the remaining jurisdictions in which MGIC does business do not have specific capital requirements applicable to mortgage insurers. Before MIC can begin writing new business, the Office of the Commissioner of Insurance for the State of Wisconsin (“OCI”) must specifically authorize MIC to do so and MIC must obtain licenses in the jurisdictions where it will transact business. In addition, as a practical matter, MIC’s ability to write mortgage insurance depends on being approved as an eligible mortgage insurer by Fannie Mae and/or Freddie Mac (together, the “GSEs”).
     On October 14, 2009, Investment, MGIC and MIC entered into an agreement (the “Agreement”) with Fannie Mae pursuant to which Fannie Mae approved MIC as an eligible mortgage insurer through December 31, 2011. Because the terms of the Agreement differ from the reactivation plan that the OCI approved in July 2009, the OCI will have to approve changes to the reactivation plan before it can be implemented.
     The Agreement, which is an exhibit to this Report, includes the following terms and conditions:
1.	MGIC shall contribute $200,000,000 to MIC. Any additional capital contributions will require Fannie Mae’s approval.

2.	MGIC shall have received a waiver from the OCI allowing MGIC to continue to write business in Wisconsin if MGIC fails to meet the minimum policyholders position (“MPP”) regulatory capital requirements applicable to Wisconsin mortgage insurers generally. This waiver can be subject to conditions established by the OCI.

3.	MGIC shall request that the OCI not impose a capital requirement for MIC that is more restrictive than the MPP requirements applicable to Wisconsin mortgage insurers generally.

4.	MGIC shall seek a waiver from any state that has a capital requirement and that permits a waiver if MGIC anticipates that its capital will be insufficient to meet such state’s applicable capital requirement.

5.	If (a) MGIC does not obtain a waiver necessary to continue to write business in a state, or (b) it receives such a waiver, but the waiver conditions differ substantively from those imposed by the OCI and MGIC deems such different conditions burdensome, then MIC is approved by Fannie Mae to write business in such state until MGIC can again write business there.

6.	The following actions require Fannie Mae’s prior written consent:
(a)	any dividends by MGIC or MIC, except consent is not required for dividends (i) to Investment of up to $100 million to pay Investment’s debt obligations at maturity, or, if purchased at a specified discount, prior to maturity, and (ii) to affiliated reinsurance counterparties as reasonably necessary in the ordinary course of business for the purpose of complying with specified reinsurance requirements;

(b)	transfer of any assets or securities owned by MGIC or MIC, except for:
i.	the permitted dividends described in (a);

ii.	transfer of the equity interest in C-BASS pursuant to a preexisting option agreement;

iii.	transfers in the ordinary course of business of MGIC and MIC; and

iv.	other transfers to non-insurance affiliates that do not exceed a specified amount.
(c)	new or modifications to existing reinsurance or capital support agreements;

(d)	shifting the writing of new mortgage insurance business to another affiliate;

(e)	modifying the current expense sharing or tax sharing agreements; and

(f)	any risk novation or commutation transaction by MIC.
     Except as specifically noted in the Agreement, the Agreement is in addition to, and does not replace Fannie Mae’s other rules and regulations applicable to mortgage insurers.
     The foregoing description of the Agreement is intended only as a “plain English” summary. It is qualified completely by the text of the actual Agreement.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits. The following exhibits are being furnished or filed herewith:
(99.1)	Press Release dated October 16, 2009*

(99.2)	Letter Agreement dated as of October 14, 2009, by and between MGIC Investment Corporation, Mortgage Guaranty Insurance Corporation and MGIC Indemnity Corporation and Federal National Mortgage Association**

*	Pursuant to General Instruction B.2 to Form 8-K, this press release is being furnished and not filed.

**	The exhibits to this agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of such exhibits to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: October 16, 2009	By:	\s\ Timothy J. Mattke
Timothy J. Mattke
Vice President and Controller

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

99.1	Press Release dated October 16, 2009. (Pursuant to General Instruction B.2 to Form 8-K, this press release is furnished and is not filed.)

99.2	Letter Agreement dated as of October 14, 2009, by and between MGIC Investment Corporation, Mortgage Guaranty Insurance Corporation and MGIC Indemnity Corporation and Federal National Mortgage Association*

*	The exhibits to this agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of such exhibits to the Securities and Exchange Commission upon request.